UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2012

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2012, The Goodyear Tire & Rubber Company (the "Company") provided written notice to the New York Stock Exchange (the "NYSE") that it intends to voluntarily withdraw its shares of Common Stock, without par value (the "Common Stock"), and its shares of 5.875% Mandatory Convertible Preferred Stock, without par value and with a liquidation preference of $50.00 per share (the "Preferred Stock"), from listing and trading on the NYSE, effective on or about December 18, 2012, and transfer its listings to The NASDAQ Global Select Market ("NASDAQ") to commence trading on or about December 18, 2012. The Common Stock and Preferred Stock have been approved for listing on NASDAQ. The Common Stock will continue to trade under the symbol "GT" on NASDAQ, and the Preferred Stock will trade under the symbol "GTPPP" (formerly "GTPrA") on NASDAQ.

A copy of the news release announcing the voluntary transfer of the Company’s listings is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 – News release, dated December 7, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

December 7, 2012	By:	David L. Bialosky

Name: David L. Bialosky
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News release, dated December 7, 2012